Exhibit 99.1

PRELIMINARY COPY

VERSO PAPER CORP.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [DAY], [DATE] (the day before the meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [DAY], [DATE] (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

xxxxxx-xxxxxx	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERSO PAPER CORP. The Verso board of directors unanimously recommends that you vote “FOR” each of Proposals 1-4 as described below and in the accompanying proxy solicitation materials.

	For	Against	Abstain

1.      Approve the issuance of (a) shares of Verso common stock to the NewPage stockholders as part of the Merger Consideration pursuant to the Merger Agreement and (b) Verso Warrants to the holders of Old Second Lien Notes participating in the Second Lien Notes Exchange Offer and shares of Verso common stock issuable upon the mandatory conversion of such Verso Warrants immediately prior to the closing of the Merger and the issuance of shares of Verso common stock as part of the Merger Consideration.

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2. Approve Verso’s Amended and Restated 2008 Incentive Award Plan.	¡	¡	¡

3. Approve and adopt the amendment of Verso’s Amended and Restated Certificate of Incorporation to change its corporate name to Verso Corporation.	¡	¡	¡

4.      Approve any adjournment of the Verso special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposals 1-3 at the time of the Verso special meeting.

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In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.	YES ¡	NO ¡

Please indicate if you plan to attend the Verso special meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date		Signature (Joint Owners)	Date

[PLEASE SIGN WITHIN BOX.]

ADMISSION TICKET

VERSO PAPER CORP.

Special Meeting of Stockholders

[DATE] at 10:00 a.m., Central Time

6775 Lenox Center Court, Memphis, Tennessee

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting, Proxy Statement and Form of Proxy are available at www.proxyvote.com.

FOLD AND DETACH HERE	FOLD AND DETACH HERE

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PROXY

VERSO PAPER CORP.

Special Meeting of Stockholders

The undersigned hereby appoints David J. Paterson, Peter H. Kesser and Charles D. Hamlett, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of Verso Paper Corp., a Delaware corporation (“Verso”), owned by the undersigned at the Special Meeting of Stockholders to be held at Verso’s office located at 6775 Lenox Center Court, Memphis, Tennessee, on [DAY], [DATE], at 10:00 a.m., Central Time, and any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of Verso. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of Verso. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted “FOR” each of Proposals 1-4 as described in this proxy and in the accompanying proxy solicitation materials. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the joint proxy and information statement/prospectus dated                      , describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)